EXHIBIT 24.8
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS that the undersigned, a director, the Chairman of the Board and Chief Executive Officer and Principal Executive Officer of Health Care REIT, Inc. (the “Company”), a Delaware corporation that contemplates filing a Registration Statement on Form S-4 (“Form S-4”) with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, for the purpose of registering under such Act shares of common stock, $1.00 par value per share, to be issued in connection with the merger of (1) Windrose Medical Properties Trust (“Windrose”) with and into Heat Merger Sub, LLC, a wholly-owned subsidiary of the Company, and (2) Heat OP Merger Sub, L.P., a wholly-owned, indirect subsidiary of the Company, with and into Windrose Medical Properties, L.P., the operating limited partnership of Windrose, pursuant to the Agreement and Plan of Merger, dated as of September 12, 2006, by and among the Company, Heat Merger Sub, LLC, Heat OP Merger Sub, L.P., Windrose and Windrose Medical Properties, L.P., hereby constitutes and appoints SCOTT A. ESTES, with full power to act, his true and lawful attorney-in-fact and agent, for him in his name, place and stead, in the capacities of director, Chairman of the Board and Chief Executive Officer and Principal Executive Officer of the Company, to sign such Form S-4 and any and all amendments and supplements, including post-effective amendments thereto, and to file such Form S-4 and each such amendment and supplement, including post-effective amendments, so signed, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, any and all applications or other documents in connection with the listing of the securities on the New York Stock Exchange and any and all documents required to be filed with any state securities regulatory board or commission pertaining to the Form S-4, hereby granting unto said attorney-in-fact and agent, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, the undersigned hereunto sets his hand this 28th day of September, 2006.

/s/ George L. Chapman George L. Chapman
Director, Chairman of the Board and Chief Executive Officer and Principal Executive Officer